UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Giftify, Inc.

(Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________
(2)	Aggregate number of securities to which transaction applies: ____________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________
(4)	Proposed maximum aggregate value of transaction: ___________________________
(5)	Total fee paid: _______________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: _______________________________________________
(2)	Form, Schedule or Registration Statement No.: _______________________________
(3)	Filing Party: _________________________________________________________
(4)	Date Filed: __________________________________________________________

GIFTIFY, INC.

1100 Woodfield Road, Suite 510,

Schaumburg, IL 60173

September __, 2025

Dear Fellow Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Giftify, Inc. (the “Company”) and any adjournments, postponements or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Friday, October 17, 2025, virtually at https://www.transhare.com/giftify at 12:00 PM Eastern Time.

The matters to be voted on at the Annual Meeting by the holders of our common stock, par value $0.001 per share (“Common Stock”), are: (i) the election of five (5) director nominees to our Board of Directors (our “Board”); and (ii) the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for fiscal year 2025 (the year that will end on December 31, 2025). We may also transact such other business that may properly come before the Annual Meeting. Our Board recommends that you vote in accordance with our Board’s recommendations on all proposals using the enclosed proxy card.

Shareholders of record at the close of business on August 25, 2025, are entitled to notice of and are cordially invited to attend this Annual Meeting, or any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible so that your shares are represented. We urge you to vote TODAY by completing, signing and dating the enclosed proxy card and promptly mailing it, voting via the Internet or faxing it in accordance with the instructions on the enclosed proxy card. Returning your proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend in person.

The Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy card will be mailed to shareholders on or about October 6, 2025.

On behalf of everyone at Giftify, Inc., we are grateful for your continued trust and support. Thank you for being a Giftify shareholder.

By order of the Board of Directors,

/s/ Ketan Thakker
Ketan Thakker
Chairman and Chief Executive Officer
Schaumburg, Illinois
September __, 2025

GIFTIFY. INC.

1101 N. Keller Road, Suite G

Orlando, FL 32810

September __, 2025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Giftify, Inc.:

The 2025 Annual Meeting of Shareholders of Giftify, Inc. (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) will be held at 12:00 PM Eastern Time on Friday, October 17, 2025, virtually at https://www.transhare.com/giftify. As a shareholder, you will be able to attend and participate in the Annual Meeting virtually and will have the opportunity to listen to the meeting live, submit questions and vote.

As described more fully in the Company’s proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), at the Annual Meeting, the holders of our Common Stock, par value $0.001 per share (“Common Stock”) will be asked to:

(1)	Elect five (5) directors to serve on our Board of Directors;

(2)	Ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm; and

(3)	Transact any other business that may properly come before the Annual Meeting.

Shareholders of record at the close of business on August 25, 2025, are entitled to notice of, and to vote at, the Annual Meeting. Such shareholders are urged to submit the enclosed proxy card, even if their shares were sold after such date.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at https://www.transhare.com/giftify.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed proxy card to vote by the Internet or fax or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend and to vote your shares at the Annual Meeting in person. More information on voting your proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement. Please refer to “Proxy Voting Summary” on page 1 of the Proxy Statement and the instructions on the proxy card. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. We urge you to instruct your broker, bank or other nominee to vote your shares “FOR” our Board’s director nominees and “FOR” Proposal 2 using the enclosed proxy card.

OUR BOARD STRONGLY RECOMMENDS VOTING “FOR” EACH OF OUR BOARD’S DIRECTOR NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2 USING THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

Ketan Thakker

Chief Executive Officer

PROXY STATEMENT FOR

2025 ANNUAL MEETING OF SHAREHOLDERS OF

GIFTIFY, INC.

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Giftify, Inc., a Delaware corporation (“Giftify ,” the “Company,” “we,” “us,” or “our”), for the 2025 Annual Meeting of Shareholders scheduled to be held on October 17, 2025 (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) at 12:00 PM, Eastern Time. The Annual Meeting will be held in a virtual format only, via a live webcast.

Only shareholders of record at the close of business on August 25, 2025 (the “Record Date”) are entitled to receive the Notice and to vote at the Annual Meeting. As of the Record Date, there were ________ shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying form of proxy card were first mailed or given to shareholders on or about October __, 2025.

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	5

CORPORATE GOVERNANCE	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

EXECUTIVE COMPENSATION	18

PROPOSAL 1 – ELECTION OF DIRECTORS	27

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY P. A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PROXY VOTING SUMMARY

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

2025 Annual Meeting of Shareholders		Meeting Agenda
Date	October 17, 2025	Election of five (5) directors to serve on our Board of Directors
Time	12:00 PM, Eastern Time	Ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm
Place	https://www.transhare.com/giftify
Record Date	Shareholders holding the Company’s Common Stock as of August 25, 2025 are entitled to vote.

Voting Matters and Vote Recommendation

	Proposal	Board Recommendation	Reasons for Board Recommendation	More info
1.	Election of five (5) directors to serve on our Board of Directors	FOR each of the Company’s nominees	The Board and Nominating and Governance Committee believe that each of the Company’s five (5) Board candidates possess the skills, experience, and diversity of background to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy and are best positioned to serve the interests of the Company’s shareholders.	Page 27
2.	Ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm	FOR	The Audit Committee of the Board of Directors believes that the appointment of Weinberg & Company, P.A.is in the best interests of the Company and its shareholders.	Page 28

1

ABOUT GIFTIFY, INC.

Giftify owns and operates Restaurant.com, a pioneer in the restaurant deal space and the nation’s largest restaurant-focused digital deals brand. Our profile fundamentally changed with the acquisition of CardCash Exchange, Inc. (“CardCash”) in December 2023. CardCash buys merchant gift cards from the general public and distributors at a discount and then resells them at a markup. CardCash’s core service offering includes the buying and selling of gift cards from over 1,100 retailers including Target, Home Depot, Starbucks and TJ Maxx, among others.

The acquisition and integration of CardCash has changed our financial position, market profile and brand focus, and has also expanded our search for additional business opportunities in the short-term, both internal and external.

We have two principal divisions, B2C and B2B, for both CardCash and for Restaurant.com.

CardCash

CardCash operates as a leading gift card exchange platform, facilitating the purchase and sale of unused gift cards at discounted rates for both consumers and businesses. The Company’s mission is to provide a seamless marketplace for individuals looking to maximize the value of their gift cards while also offering businesses innovative solutions to leverage this market.

CardCash’s core service offering includes the buying and selling of gift cards from over 1,100 retailers, such as Target, Home Depot, Starbucks and TJ Maxx, among others. By connecting buyers and sellers, CardCash enables consumers to unlock value from unused gift cards and save significant amounts on their purchases.

CardCash purchases unused gift cards at a value lower than their face worth and subsequently retails them at a discounted rate to discerning shoppers nationwide. This avenue not only allows individuals to obtain cash for their unneeded gift cards but also enables them to make cost-effective purchases through discounted gift cards.

With advanced fraud prevention technology, known as FraudFix, CardCash ensures the security and integrity of all transactions conducted on its platform. This commitment to trust and reliability has contributed to its success in saving consumers over $100 million since its inception.

In addition to its consumer-focused operations, CardCash provides white-label solutions for brands, allowing them to integrate gift card exchange capabilities into their own platforms. Major retailers like Amazon, Best Buy, CVS and Dell have capitalized on these solutions to enhance their customer offerings and drive additional revenue streams through gift cards without compromising product value.

By fostering a mutually beneficial ecosystem, CardCash.com drives a scenario where consumers and businesses effortlessly trade unwanted gift cards while others access these cards at discounted rates, simultaneously benefiting merchants as unused gift cards are utilized to convert financial liabilities into revenue.

Furthermore, CardCash facilitates Business-to-Business (B2B) exchanges, enabling companies to efficiently manage surplus gift card inventory and procure gift cards in bulk for various business needs. This service not only benefits businesses but also contributes to a thriving gift card market projected to reach $400 billion by 2026.

Moreover, CardCash is committed to social responsibility through partnerships with charitable organizations. Initiatives like the collaboration with Charity On Top for fundraising efforts during natural disasters showcase CardCash’s dedication to giving back to the community. Partnerships with reputable institutions such as St. Jude’s Research Hospital demonstrate CardCash’s commitment to supporting critical causes and making a positive impact.

Among its offerings, CardCash Incentives provides new gift cards for over 300 brands at discounted rates, catering to businesses seeking employee engagement and customer loyalty through customized gift card solutions. The recent introduction of the CardCash uChoose platform further enhances the Company’s portfolio by offering businesses the option to provide gift card choices from a wide selection of brands to recipients.

2

Overall, CardCash’s multifaceted approach to the gift card market, coupled with its focus on innovation and social impact, positions the Company as a key player in the industry with a strategic vision for continued growth and success.

CardCash Growth Plans

CardCash intends to grow its current four business channels, bulk to bulk, bulk to retail, retail to bulk and retail to retail, to take advantage of the projected expansion by 2026 of the global market for gift cards to $400 billion (see “Business - Pending Acquisition – CardCash Exchange, Inc.”) as follows:

●	Increase Access to Strategic Partnerships and Expanded Data. CardCash intends to transition from having its own online platform for both consumers and repeat high-volume sellers of gift cards to operating exchanges. CardCash currently operates approximately 25 branded exchanges. CardCash is focusing on three business growth concepts:

Branded Exchange for Retailer Partnerships

CardCash intends to increase the number of gift card exchanges on partner websites to send traffic to CardCash.com. CardCash launched its first branded exchange partnership with CVS Pharmacy in 2012 and experienced an increase in the amount of spending by both new and existing customers. In 2017, CardCash and Amazon launched a branded exchange which has grown to be CardCash’s most successful partnership to date. In 2023, Mastercard and Amazon led all CardCash branded exchanges with $1,800,000 and $1,900,000 in revenue, respectively.

CardCash Checkout

CardCash is developing the technology to allow retailers to accept any gift card, anywhere, at any time to reduce the combined interchange fee for businesses, result in new-found money for customers and increase the average amount purchased. CardCash profits by selling the card on the secondary market, the transaction is sourced from the point of checkout, and by not being on CardCash’s website, represents a perpetuating network.

CardCash Giving

The purpose of this concept is to allow consumers to pay for their retail purchases with gift cards and to have the charity of their choice receive a donation, thereby increasing the appeal of using CardCash at checkout. CardCash has developed this donation platform to allow customers to use the power of their shopping to support the charity of their choice. CardCash has an existing partnership with St. Jude Children’s Research Hospital that allows customers to spend gift cards anywhere they want while donating to cutting-edge medical research. The giving platform works by (i) CardCash negotiating 5% - 20% discounts on the gift cards, (ii) splitting that discount 70/30 with the charity and (iii) giving the retailer a tax write-off of 70%. Through CardCash’s platform, consumers can, for example, help families pay down student loan debt and contribute to research and awareness for childhood illnesses, improved heart health, etc.

●	Increase Marketing Efforts. CardCash intends to increase its marketing to retailers and consumers to accelerate its sales of gift cards.

●	Increase Profit Margins. CardCash intends to shift its cost structure to allow it to process scalable volumes of 4-5X its current number of gift cards with a very slight increase in cost. CardCash believes that a more efficient use of machine learning transaction processing with richer data from a strategic subset can empower it to scale its model to meet the needs of the gift card market. CardCash is seeking a strategic investment and collaboration, in addition to what it receives by its merger with Giftify, to bring data synergy and higher margins from more reliable processing. While the bulk-to-bulk channel is expected to represent the largest contributor of CardCash’s sales in the years to come, the other three channels are projected to grow at a faster rate and account for an aggregate 50% of sales over the next two years. CardCash expects to drive top-line growth by adding new branded exchange partnerships that in turn are expected to generate more users and increase demand for other services. CardCash currently has a 13.0% gross margin for its four revenue streams combined. CardCash anticipates that its gross margins will increase approximately 8% in the next two years based on retail-sourced inventory and retail sales. CardCash’s focus is to maximize inventory sourced through checkout and branded exchange initiatives to drive significant volume on the secondary market and generate higher gross margins.

3

Restaurant.com Business to Customer Division

Our B2C division accounted for approximately 50% of gross revenue in our fiscal year ended December 31, 2024. To our database of 6.2 million customers, we sell:

● Discounted certificates for 10,000 restaurants. The certificates range from $5 to $100 and never expire.

● Discount Dining Passes, which provide discounts at 170,000 restaurants and other retailers. These passes provide multiple uses for six months.

● “Specials by Restaurant.com” which bundle Restaurant.com certificates with a variety of other entertainment options, including theatre, movies, wine and travel. Customers have favored these bundled offering (“Specials”), generating significantly greater revenue per customer when compared to purchasing our other products. The average order value for these Specials sales is nearly five times a certificate purchase. Specials generated over 5% of our past year’s B2C revenue from 60% of the B2C orders for the fiscal year ended December 31, 2023. We believe that our relationships with small businesses presents a significant revenue opportunity through such cross-promotions.

Restaurant.com Business to Business Division

Our B2B division accounted for approximately 50% of our gross revenue in our fiscal year ended December 31, 2024. We sell certificates and Discount Dining Passes to corporations and marketers, which use them to:

●	generate new customers;

●	increase sales at the point of sale;

●	reward points/customer loyalty;

●	convert to paperless billing and auto-bill payment.

●	motivate specific customer behavior such as free home repair estimates and test drives for auto dealers;

●	renew subscriptions and memberships; and

●	address customer service issues.

4

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the purpose of the 2025 Annual Meeting?

The 2025 Annual Meeting is being held to ask our shareholders to consider and act upon the following matters:

●	Proposal No. 1 – Election of five (5) directors to serve on our Board of Directors;
●	Proposal No. 2 – Ratification of the appointment of Weinberg & Company, P.A. (“Weinberg & Company”) as our independent registered public accounting firm;
●	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What does our Board of Directors recommend?

The Board of Directors recommends that you vote on the proxy card as follows, whether or not you plan to attend the Annual Meeting:

●	Proposal No. 1 – FOR the election of five (5) directors to serve on our Board of Directors;
●	Proposal No. 2 – FOR the ratification of the appointment of Weinberg & Company as our independent registered public accounting firm;

Who may attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a holder of Common Stock as of the close of business on the record date, August 25, 2025 (the “Record Date”), or your authorized representative, or you hold a valid proxy for the Annual Meeting. Shareholders must pre-register in order to attend and vote by ballot at the Annual Meeting. Please see the section below “How do I attend the Annual Meeting?” for instructions about how to pre-register.

We will be hosting the Annual Meeting live via the Internet rather than in person. Our Board annually considers the appropriate format of our Annual Meeting and concluded that a virtual meeting would make our Annual Meeting more accessible to our shareholders and would also best safeguard the health and safety of shareholders, employees and directors this year.

Who is entitled to vote in connection with the Annual Meeting?

Only shareholders of record at the close of business on August 25, 2025, the Record Date for the Annual Meeting, are entitled to receive notice of and vote in connection with the Annual Meeting.

Who is allowed to attend the virtual Annual Meeting?

Shareholders as of the close of business on the Record Date (August 25, 2025), or their authorized representatives, are welcome to attend the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

How do I attend the Annual Meeting?

To join the virtual Annual Meeting, log into . https://www.transhare.com/giftify. To participate in the Annual Meeting, you will need to have your control number, which is included on the Notice of Annual Meeting of Shareholders (the “Notice”) or proxy card.

The live audio webcast of the Annual Meeting will begin promptly at 12:00 PM Eastern Time. Online access to the audio webcast will open prior to the start of the meeting to allow time for shareholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. We will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the webcast of the meeting. If you encounter technical difficulties accessing the webcast, please visit https://www.transhare.com/giftify.

5

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by fax as instructed on the proxy card.

If you plan to attend the Annual Meeting in person, please pre-register at https://www.transhare.com/giftify. To participate in the Annual Meeting, you will need to have your control number, which is included on the Notice. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership.

May I ask questions at the Annual Meeting?

No. We will limit the virtual Annual Meeting to voting on the two Proposals set forth above.

How many shares are outstanding? What constitutes a quorum?

At the close of business on August 25, 2025, the Record Date for the Annual Meeting, _________ shares of Common Stock were outstanding and eligible to vote at the Annual Meeting.

Business may not be conducted at the Annual Meeting unless a quorum is present. Under the Bylaws of the Company (the “Bylaws”), the presence in person or by proxy of the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at all meetings of the stockholders. If you submit a properly executed proxy or voting instruction card via mail or fax or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal.

What are the voting rights of shareholders? How many votes do I have?

Holders of our Common Stock are entitled to one vote per share owned on each matter that is properly brought before the Annual Meeting and on which our common shareholders are entitled to vote.

Cumulative voting is not permitted in the election of directors.

Why did you provide me this Proxy Statement? Who is soliciting proxies for the Annual Meeting with this Proxy Statement?

We provided you this Proxy Statement because you were a holder of our Common Stock as of the Record Date, and the Board is soliciting your proxy to vote your stock at the Annual Meeting on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting. By completing, signing, dating and returning the enclosed proxy card and voting instruction form, or by submitting your proxy and voting instructions via the Internet or by fax, you are authorizing the proxy holders to vote your shares of our Common Stock at the Annual Meeting as you have instructed.

Under applicable SEC rules and regulations, members of the Board, the Board’s directors, director nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting.

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By voting your proxy via the Internet, fax, or, by mailing a proxy using the instructions detailed on the Notice that you received in the mail, you are giving the Company’s designated proxy holder, Ketan Thakker, the authority to vote your shares in the manner you indicate on your proxy card. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.

6

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in street name”), you are considered the beneficial owner of those shares.

Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You must follow these instructions for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with our Board’s recommendations on the voting instruction form.

What if I have shares registered in my name AND also have shares in a brokerage account? How do I vote my shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

How do shareholders vote?

If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by proxy in advance of the Annual Meeting using the control number included on your proxy card in order to be able to vote your shares. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by doing one of the following:

Vote via the Internet: Please go to the website www.Transhare.com, click on Vote Your Proxy and enter your Control Number.

Vote by Fax: You can vote your shares by fax by completing, signing, dating and faxing your proxy card to the fax number indicated on your proxy card, 1-727-269-5616.

Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card to: Proxy Team Transhare Corporation 17755 US Highway 19 N Suite 140 Clearwater FL 33764

If you are a beneficial owner, or you hold your shares in “street name,” please follow the instructions provided by your bank, broker or other holder of record with respect to voting your shares. Please see the section below “How can I vote at the Annual Meeting?” for more information about how to vote at the Annual Meeting if you hold your shares in “street name”.

Shareholders may also vote by ballot while attending the virtual Annual Meeting. Please see the section below “How can I vote at the Annual Meeting?” for instructions about how to attend and vote by ballot at the Annual Meeting. However, we still encourage all shareholders to vote their shares in advance of the Annual Meeting, in case they are unable to attend the Annual Meeting for any reason.

7

What shares are included on a proxy or voting instruction card?

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.

I have shares registered in my name and also have shares in a brokerage account. How do I vote those shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What is the deadline for voting?

The deadline for voting electronically is 11:59 p.m. (Eastern Time) on October 17, 2025. If voting by mail, we must have received your proxy card by this time. If you attend the Annual Meeting virtually, you may vote your shares electronically during the meeting. However, even if you plan to attend the Annual Meeting, we still encourage you to vote your shares ahead of time to ensure your voice is heard.

How can I vote at the Annual Meeting?

Shareholders of record may vote their shares electronically at the Annual Meeting by following the instructions at https://www.transhare.com/giftify or by following the instructions provided on the enclosed proxy card.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares on the proxy card by Internet, fax or mail prior to the Annual Meeting.

The Company is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by the use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to do this by mail, via the Internet or by fax. Alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and register in advance to attend the Annual Meeting at https://www.transhare.com/giftify prior to the Annual Meeting.

If a shareholder gives a proxy, how are the shares voted?

The shares represented by the proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail, fax, or Internet.

If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies.

What is the effect of a broker non-vote on the proposals to be voted on?

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees generally have discretionary authority to vote such shares on routine matters, but not on other matters. Accordingly, brokers and nominees will not have discretionary authority to vote on the following matter at the 2025 Annual Meeting:

●	The election of members to our Board of Directors

8

For the matter above, if you are a street name beneficial shareholder, then you must indicate to your broker how you would like to vote.

Only the proposal to ratify the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for fiscal year 2025 (Proposal No. 2) is a routine matter for which your broker will have discretionary voting authority.

If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.

Will my shares be voted if I do nothing, or if I do not vote for some of the proposals listed on my proxy card?

If your shares are registered in your name, you must sign and return a proxy card for your shares to be voted, unless you vote via the Internet, by fax, or attend and vote at the Annual Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by fax as instructed on the proxy card, whether or not you plan to attend the Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Your broker, bank or other nominee will be able to vote your shares with respect to Proposal 2. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed proxy card, to vote your shares in accordance with our Board’s recommendations, whether or not you plan to attend the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	Delivering written notice to Steve Handy, the Company’s Secretary, that is received before the Annual Meeting;
●	Submitting a later dated proxy over the Internet or by fax in accordance with the instructions in the proxy card; or
●	Voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR BY FAX AS INSTRUCTED ON THE PROXY CARD “FOR” THE COMPANY’S DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

What should I do if I receive more than one proxy card or other sets of proxy materials from the Company?

If your shares are held in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to vote all of your shares “FOR” the Company’s nominees and “FOR” Proposal 2 by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by fax or via the Internet, please vote “FOR” the Company’s nominees and “FOR” Proposal 2 using each proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

9

What vote is required to approve each proposal at the Annual Meeting?

A majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of each proposal. For the proposal of the election of five (5) directors to serve on our Board of Directors, shares entitled to vote at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority. For the other proposals, abstentions are considered shares present and entitled to vote on the proposal, and, thus, will have the same effect as a vote “Against” such proposal. Broker non-votes, if any, will have no effect on the outcome of such proposal.

Other Matters: Approval of any other matter that comes before the Annual Meeting generally will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting, although a different number of affirmative votes may be required, depending on the nature of such matter.

Who will count the votes?

Transhare Corporation will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

Where can I find the voting results of the Annual Meeting?

We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

If I can’t attend the Annual Meeting, can I vote later?

We encourage shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials, regardless of whether you think you will be able to attend the Annual Meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

What happens if the Annual Meeting is adjourned?

Unless a new Record Date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting?

No. Delaware law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

How do I request a paper copy of the proxy materials?

The proxy materials are posted on our website at www.giftify.com and are available from the SEC at its website www.sec.gov.

THE PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. THE COMPANY’S NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Your Vote Is Important. Whether You Own One Share or Many,

Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

10

CORPORATE GOVERNANCE

Board Composition and Election of Directors

Our Board of Directors is currently comprised of five directors, three of whom qualify as independent directors under applicable Nasdaq standards. Our Board seeks members with varying professional backgrounds and other differentiating perspectives and characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity and interest in the digital deals and gift card industry. The Board believes that maintaining a diverse membership enhances the Board’s discussions and oversight of the Company and enables the Board to better represent all of the Company’s shareholders.

In accordance with the terms of our current certificate of incorporation and bylaws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

In accordance with the Nasdaq Marketplace Rules, we have a majority of independent directors, and the independent directors serve on and are the only members of our audit, compensation and nominating and corporate governance committees.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee is comprised of Paul K. Danner, Kevin Harrington and M. Scot Wingo, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Paul K. Danner serves as Chairman of the Audit Committee.

The functions of our Audit Committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

11

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and

●	Overseeing our cybersecurity program and management of cybersecurity risks.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.

The Audit Committee has discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended December 31, 2024. The Audit Committee has discussed with Weinberg & Company, the Company’s independent auditor for the 2024 fiscal year, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received written disclosures and letters from Weinberg & Company and has discussed their independence from management and the Company. Based upon the reviews and discussions, the Audit Committee recommended to the Board of Directors that the previously mentioned audit financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Compensation Committee

Our Compensation Committee is comprised of Paul K. Danner, Kevin Harrington and M. Scot Wingo. Our board has determined that each of Messrs. Danner, Harrington and Wingo. qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his or her ability to be independent from management in connection with the duties of a Compensation Committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Wingo is the Chairman of our Compensation Committee.

Our Compensation Committee has adopted a written Compensation Committee charter, viewable at https://giftify.com/compensationcommittee, that provides that the functions of our Compensation Committee include, among other things:

●	reviewing and approving, or recommending to our Board of Directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our Board of Directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our Board of Directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Danner, Wingo and Harrington, each of whom our board has determined qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Harrington is the Chairman of our Nominating and Corporate Governance Committee.

12

The role of our Nominating and Corporate Governance Committee includes, among other things:

●	identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;

●	overseeing the evaluation and the performance of our Board of Directors and of individual directors;

●	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the information required by our Bylaws is submitted in writing in a timely manner and addressed and delivered to our Secretary at the address of our executive offices. The Nominating and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, including but not limited to industry experience, strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Cyber Risk Management and Strategy

Under the oversight of the Board of Directors and Audit Committee, we have implemented and maintain a risk management program that includes processes for the systematic identification, assessment, management, and treatment of cybersecurity risks. Our cybersecurity oversight and operational processes are integrated into our overall risk management processes, and cybersecurity is one of our designated risk categories. We use the National Institute of Standards and Technology Cybersecurity Framework to guide our approach, ensuring a structured and comprehensive strategy for managing cybersecurity risks. We implement a risk-based approach to the management of cyber threats, supported by cybersecurity technologies, including automated tools, designed to monitor, identify, and address cybersecurity risks. In support of this approach, our IT security team implements processes to assess, identify, and manage security risks to the company, including in the areas of security and compliance, application security, infrastructure security and data privacy. This process includes regular compliance and critical system access reviews. In addition, we conduct application security assessments, vulnerability management, penetration testing, security audits and ongoing risk assessments as part of our risk management process. We also maintain an incident response plan to guide our processes in the event of an incident. We also have a process to require corporate employees to undertake cybersecurity training and compliance programs annually.

We utilize third parties and consultants to assist in the identification and assessment of risks, including to support tabletop exercises and to conduct security testing.

Further, we have processes in place to evaluate potential risks from cybersecurity threats associated with our use of third-party service providers that will have access to Company data, including a review process for such providers’ cybersecurity practices, risk assessments, contractual requirement and system monitoring.

We continue to evaluate and enhance our systems, controls, and processes where possible, including in response to actual or perceived threats specific to us or experienced by other companies.

13

Risk Management Oversight and Governance

Our Board of Directors has oversight of our cybersecurity program and has delegated the quarterly assessments and management of cybersecurity risks to the Audit Committee.

Our IT Manager and our IT Administrator oversee our information security program and lead our information security team. Our IT Manager has primary responsibility for assessing and managing our cybersecurity threat management program, informed by over ten years of experience leading cross-functional organizations in the development and operation of large-scale systems.

Our IT Manager reports quarterly to Audit Committee of the Board of Directors on the information security program and related cyber risks and provides an annual update to the Board of Directors on the Company’s overall risk management strategy, which includes addressing cybersecurity risks. Any cybersecurity incidents at the Company are reported to the Audit Committee by the IT Manager.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published in the Investors section of our website at www.giftify.com. We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

Board Demographics and Skills Matrix

The matrix below provides information regarding our directors’ knowledge, skills, experiences, tenure, age and professional attributes, as well as certain demographic information that is based on the voluntary self-identification of each member of our Board. The matrix does not encompass all the knowledge, skills, experiences, or attributes of our directors, and the fact that we do not list a particular item does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to a director does not mean the director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Skills and Experience	Thakker	Bohm	Danner	Harrington	Wingo
Public Company Board	●	●	●	●	●
Public Company Executive	●	●	●	●	●
Gift/Discount Card Industry	●	●	●	●	●
Finance / Accounting	●	●	●	●	●
Government / Policy / Legal	●	●	●
Marketing / Sales	●	●	●	●	●
Technology / Digital	●	●	●	●	●
Tenure and Independence
Tenure (Years)	4	1	4	4	4
Independence			●	●	●
Demographics
Age	57	43	67	65	52

For more information about our Board of Directors and Corporate Governance, see “Corporate Governance” below.

14

Profiles of Our Director Nominees

Ketan Thakker has been our Chairman, President and Chief Executive Officer since August 2014. He joined our company as Chief Financial Officer in July 2013, leading our restructuring, and was promoted the following year. Mr. Thakker is an entrepreneurial leader with more than 20 years in finance and operations. He has significant hands-on experience in building and growing new and existing businesses in the online space. He founded and served as President of TripRental.com and TripRental Software, an online listing site for vacation rental properties, from March 2011 to June 2013. He previously served as the Chief Financial Officer for Apartments.com, a Classified Ventures Company from 2006 to 2011. Mr. Thakker also held leadership roles in financial management at Abbott Laboratories and Baxter International Inc. Mr. Thakker received an M.B.A. from Northwestern University’s Kellogg School of Management and is an accredited certified public accountant (inactive).

As the Chairman, President and Chief Executive Officer, Mr. Thakker leads the Board and guides our company. Mr. Thakker brings extensive e-commerce industry knowledge of the company and a deep background in technology growth companies, mergers and acquisitions and capital market activities, making him well qualified as a member of the Board. His service as Chairman, President and Chief Executive Officer creates a critical link between management and the Board.

Elliot Bohm joined our Board of Directors on December 29, 2023, and is the Chief Executive Officer of our subsidiary, CardCash, following the CardCash Merger. our f following the CardCash Merger. Mr. Bohm is a seasoned entrepreneur with a diverse background in leveraging technology, both as an operator and a financier. Co-founded CardCash.com in 2009 and swiftly transformed the startup into one of the world’s largest gift card exchange marketplaces. For his outstanding achievements, Forbes Magazine recognized Elliot as one of America’s Most Promising CEOs under the age of 35, a prestigious list featuring only 22 individuals. His strategic vision has fostered key partnerships with industry giants such as Walmart, Amazon, CVS, and United Airlines, solidifying his reputation as a dynamic leader in technology-driven entrepreneurship. With a decade of experience in M&A, Elliot has successfully orchestrated investment and acquisition deals, raising over tens of millions in venture capital and debt financing from esteemed names like Guggenheim Partners, Incomm, Pathward, and Sterling National Bank. Mr. Bohm graduated from the Institute of Advanced Judaic Studies in Toronto Canada with a master’s degree in Judaic Studie

Kevin Harrington was appointed as a director of our Company on February 13, 2019, following the closing of the SkyAuction Merger. Mr. Harrington has almost 40 years’ experience in product introduction and direct marketing, being one of the first to market products through infomercials in 1984. Since 2005, he has been Chief Executive Officer of Harrington Business Development, Inc. and, since November 2015, Chief Executive Officer of KBHS, LLC, each privately held consulting firms controlled by him. A serial entrepreneur, Mr. Harrington appeared as one of the original panelists on the ABC television program, “Shark Tank,” from 2009 to 2011. He currently serves as a director of Celsius Corp., a developer of calorie-burning fitness beverages, since March 2013, Emergent Health Corp., a developer of nutritional products, since December 2014, and Redwood Scientific Technologies, Inc., a marketer of consumer homeopathic drugs and supplements, since April 2015. He also serves on the Advisory Board of Good Gaming, Inc., an eSports tournament gaming platform, since March 2016, and was formerly the Chairman of the Board of As Seen On TV, Inc., a public company that focuses on marketing products through infomercials and other direct marketing, from May 2010 to April 2014. Mr. Harrington is the author of “Act Now! How to Turn Ideas into Million-Dollar Products,” which chronicles his life and experiences in the direct response industry. Mr. Harrington is a co-founder of two global networking associations, the Entrepreneur’s Organization (formerly the Young Entrepreneurs Organization) in 1997, and the Electronic Retailing Association in 2000. Mr. Harrington’s in-depth knowledge of the e-commerce market and the broad range of companies in the industry make him well qualified as a member of the Board. He also brings transactional expertise in mergers and acquisitions and capital markets.

15

M. Scot Wingo was appointed as a director of our Company on February 13, 2019, following the closing of the SkyAuction Merger. Mr. Wingo is a co-founder of ChannelAdvisor Corporation (NYSE) and has served as chairman of its board of directors since its inception in 2001, as its executive chairman since May 2015 and as its chief executive officer from 2001 until May 2015. Mr. Wingo is a co-founder of, and since July 2016 has served as the chief executive officer of, Get Spiffy, Inc., an on-demand car cleaning technology and services company. Prior to founding ChannelAdvisor, he served as general manager of GoTo Auctions, chief executive officer and co-founder of AuctionRover.com, which was acquired by GoTo.com, and as chief executive officer and co-founder of Stingray Software, which was acquired by RogueWave. He has appeared on CNBC, The Today Show and contributed thought leadership to the WSJ, New York Times, Washington Post, Bloomberg/Business Week, LA Times, AP, Reuters and many other publications. Mr. Wingo regularly speaks about e-commerce and on-demand topics at IRCE (internet Retailer Conference and Exhibition), NRF’s/shop.org Digital Summit, NRF’s Big Show, Shoptalk, NPD Idea, Bronto Summit, ChannelAdvisor Catalyst and many e-commerce/retail-oriented Wall Street conferences. Mr. Wingo has received numerous awards including Ernst and Young’s Entrepreneur of the Year and Triangle Business Journal’s Businessperson of the Year. Mr. Wingo received a B.S. degree in Computer Engineering from the University of South Carolina and an M.S. degree in Computer Engineering from North Carolina State University. The Board of Directors believes that Mr. Wingo’s reputation as a thought leader in the e-commerce industry, transactional expertise in mergers and acquisitions and capital markets and his business experience in founding and overseeing the growth of software companies makes him well qualified to be a member of the Board.

Paul K. Danner joined our Board of Directors on February 13, 2019, following the SkyAuction Merger. He is currently serving as the Chief Executive Officer of Pepex Biomedical, Inc. From 2016 to 2018, he was Chairman & Chief Executive Officer of Alliance MMA, Inc., Nasdaq-listed sports promotion and media firm. Formerly, Mr. Danner was the Managing Director of Destiny Partners Worldwide, a global organizational management and business operations consultancy since 2006. From 2008 to 2010, Mr. Danner was also the Chief Executive Officer of Shanghai-based China Crescent Enterprises, a fully-reporting OTCBB-listed information technologies company which operated primarily in Asia. Previously, he served as Chairman & Chief Executive Officer of Paragon Financial Corporation, a Nasdaq-listed financial services firm, from 2002 to 2006. From January 1998 to 2001 Mr. Danner was employed in various roles at MyTurn.com, Inc., a Nasdaq-listed information technologies company, including as Chief Executive Officer. From 1996 to 1997, Mr. Danner was the Managing Partner of Technology Ventures, a business consultancy firm. From 1985 to 1996 he held executive-level and sales & marketing positions with a number of Fortune-100 technology companies including NEC Technologies and Control Data Corporation. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for eight years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner received his BS in Business Finance from Colorado State University and holds an MBA in Marketing from the Strome College of Business at Old Dominion University.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The chairs of various committees of our Board of Directors serve as the presiding director of such executive sessions on a rotating basis.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of August 15, 2025, the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our named executive officers;

●	each current director; and

●	all of our current executive officers and directors as a group; and

There were 30,517,953 shares of our common stock outstanding on August 15, 2025. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 15, 2025, are deemed outstanding. These shares of common stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Each person named in the table has sole voting and investment power and that person’s address is c/o Giftify, Inc., 1100 Woodfield Road, Suite 510, Schaumburg, IL 60173.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock
5% Stockholders
Eldridge Industries, LLC (1)	2,703,478	8.9%
Interactive Communications (2)	2,595,370	8.5%

Named Executive Officers and Directors
Ketan Thakker, Director and Chief Executive Officer (3)	2,902,865	9.5%
Steve Handy, Chief Financial Officer (4)	183,953	0.6%
Elliot Bohm, Director, President of CardCash (5)	1,065,659	3.5%
Marc Ackerman, Chief Operating Officer, CardCash (6)	1,065,659	3.5%
Balazs Wellisch, Chief Technology Officer (7)	965,217	3.2%
Paul Danner III, Director (8)	360,000	1.2%
Kevin Harrington, Director (8)	360,000	1.2%
M. Scot Wingo, Director (8)	360,000	1.2%

All executive officers and directors as a group (8 individuals)	7,263,353	23.8%

(1)	The address of the principal business office of each of the Reporting Persons is 600 Steamboat Road, Greenwich, CT 06830. Anthony Minella of Eldridge Industries, LLC has the authority to buy and sell securities.

17

(2)	The address of the principal business office of each of the Reporting Persons is 250 Williams Street, Atlanta, GA 30303. Michael D. Gruenhut of Interactive Communications has the authority to buy and sell securities.
(3)	Includes 2,867,448 shares owned, and vested restricted stock of 35,417 shares.

(4)	Includes 25,620 shares owned, and vested options to purchase 158,333 shares.

(5)	Includes 932,638 shares owned, and vested restricted stock of 133,021 shares.

(6)	Includes 932,638 shares owned, and vested restricted stock of 133,021 shares

(7)	Includes 315,217 shares owned, and vested options to purchase 650,000 shares. Balazs Wellisch resigned from the Company on August 18, 2025.

(8)	Includes 360,000 shares owned.

EXECUTIVE COMPENSATION

Compensation Philosophy

The following is a discussion and analysis of our underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. Our “named executive officers” for 2023 and 2024 were Ketan Thakker, Steve Handy, Aaron Horowitz, Tim Miller, Balazs Wellisch and, serving as officers of our CardCash subsidiary, Elliot Bohm and Marc Ackerman. The compensation of our named executive officers and our other current executive officers is based on individual terms approved by our Board of Directors. This section highlights key aspects of our compensation program.

Our Compensation Committee will oversee these compensation policies and, together with our Board of Directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Board of Directors in designing our executive compensation program are to:

●	attract, retain and motivate experienced and talented executives;
●	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;
●	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;
●	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and
●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

To achieve these objectives in the future, we expect that our Board of Directors and Compensation Committee will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

18

Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2024 and 2025, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our Compensation Committee will consider publicly available compensation data for national and regional companies in the laser cleaning industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our Board of Directors and future Compensation Committee will ultimately make their own decisions about these matters.

Our annual cash bonus program is based upon the achievement of specified annual corporate and individual goals that will be established in advance by our Board of Directors or Compensation Committee. Our annual cash bonus program emphasizes pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our Compensation Committee are based on our business strategy and the objective of building stockholder value. There are three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our Compensation Committee determines the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the Compensation Committee establishes the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the Compensation Committee will determine the extent to which these performance goals were met and the amount of the award. Our Compensation Committee work with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

.

Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our equity ownership guidelines for our executives provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Currently, our executives are eligible to participate in our 2019 stock incentive plan, which we refer to as the 2019 Plan. Our employees and executives are eligible to receive stock-based awards pursuant to our 2019 Plan. Under our 2019 Plan, executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our Board of Directors.

Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

We normally grant stock awards to our employees that vest 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting ceases upon termination of employment and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

19

We have granted, and going forward expect to grant, stock options with exercise prices that are set at no less than the fair value of shares of our common stock on the date of grant as determined by our Board of Directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. All of our executives will be eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we expect to enter into with certain of our executives, these executives will be entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program mitigate the potential for adverse risk caused by the action of our executives:

●	annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we believe is consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

●	the mix between fixed and variable, annual and long-term and cash and equity compensation, which we believe encourages strategies and actions that balance our short-term and long-term best interests; and

●	equity incentive awards that vest over a period of time, which we believe encourages executives to take a long-term view of our business.

20

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation-Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of Giftify, Inc during the years ended December 31, 2024 and 2023; and (ii) each other individual who served as an executive officer of Giftify, Inc. at the conclusion of the years ended December 31, 2024 and 2023 and who received more than $100,000 in the form of salary and bonus during such year. For the purposes of this report, these individuals are collectively the “named executive officers” of our Company.

Name and Position	Years	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Ketan Thakker,	2024	$400,000	$200,000	$844,000	—	—	—	—	$1,444,000
Chairman, President and CEO (1)	2023	$303,000	$100,000	$670,000	—	—	—	—	$1,073,000

Steve Handy,	2024	$72,000	$9,000	$—	$804,000	—	—	—	$885,0000
CFO (2)(3)	2023	$—	$—	$—	—	—	—	—	$—

Elliot Bohm	2024	$375,000	$100,000	$422,000	—	—	—	—	$897,000
Director, President CardCash (1)	2023	$375,000	$—	$2,500,000	—	—	—	—	$2,875,000

Marc Ackerman	2024	$375,000	$100,000	$422,000	—	—	—	—	$897,000
Chief Operating Officer, CardCash (1)	2023	$375,000	$—	$2,500,000	—	—	—	—	$2,875,000

Aaron Horowitz	2024	$37,500	$—	$63,000	—	—	—	—	$100,500
President and GC	2023	$150,000	$—	$251,000	—	—	—	—	$401,000

Tim Miller	2024	$109,000	$—	$42,000	—	—	—	—	$151,000
VP Sales, Restaurant.com	2023	$313,000	$—	$84,000	—	—	—	—	$397,000

Balazs Wellisch	2024	$150,000	$—	$—	1,200,000	—	—	—	$1,350,000
Chief Operating Officer, Restaurant.com	2023	$122,500	$—	$—	—	—	—	—	$122,500

(1)	Includes a $100,000 accrued bonus that was earned but not paid until after the year ended.
(2)	Includes a $9,000 accrued bonus that was earned but not paid until after the year ended.
(3)	Mr. Handy’s employment became effective on August 23, 2024.

21

Grants of Plan-Based Awards

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of June 30, 2025.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares (#)	Market Value of Shares (2)
Balazs Wellisch(3)	2/16/2022	400,000	-	$1.50	2/16/2032
	4/1/2023	25,000	8,333	$3.35	4/1/2033
	4/1/2024	200,000	100,000	$4.01	4/1/2034
	2/1/2025	25,000	75,000	$0.92	2/1/2035

Elliot Bohm						577,083	$2,046,278

Marc Ackerman						577,083	$2,046,278

Steve Handy	4/1/2024	133,333	66,667	$4.01	4/1/2034
	2/1/2025	25,000	75,000	$0.92	2/1/2035

Ketan Thakker	8/1/2015	1,622	-	$363.17	8/1/2025	259,722	$381,305

(1)	All equity awards listed in this table were granted pursuant to our 2019 Plan, the terms of which are described above under “Equity Compensation Plan Information.”
(2)	This amount reflects the fair market value of our common stock on the grant date multiplied by the amount shown in the column for the number of shares that have been granted.
(3)	Balazs Wellisch resigned from the Company on August 18, 2025.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

22

Stock Option and Other Employee Benefit Plans

The purpose of the 2019 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

2019 Stock Incentive Plan

On February 11, 2019, our Board of Directors and stockholders adopted our 2019 Stock Incentive Plan (the “2019 Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the Plan, we are authorized to issue up to 40,000,000 shares of common stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards.

Administration. The 2019 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2019 Plan and of any awards granted there under and to modify awards granted under the 2019 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2019 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2019 Plan provides that awards may be granted to our employees, officers, directors and consultants or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2019 Plan.

Shares that are subject to issuance upon exercise of an option under the 2019 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2019 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2019 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2019 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2019 Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 125% of the fair market value of shares of the Company’s common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

23

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

(e) Other Provisions: The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2019 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of June 30, 2025.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares (#)	Market Value of Shares (2)
Balazs Wellisch(3)	2/16/2022	400,000	-	$1.50	2/16/2032
	4/1/2023	25,000	8,333	$3.35	4/1/2033
	4/1/2024	200,000	100,000	$4.01	4/1/2034
	2/1/2025	25,000	75,000	$0.92	2/1/2035

Elliot Bohm						577,083	$2,046,278

Marc Ackerman						577,083	$2,046,278

Steve Handy	4/1/2024	133,333	66,667	$4.01	4/1/2034
	2/1/2025	25,000	75,000	$0.92	2/1/2035

Ketan Thakker	8/1/2015	1,622	-	$363.17	8/1/2025	259,722	$381,305

(1)	All equity awards listed in this table were granted pursuant to our 2019 Plan, the terms of which are described above under “Equity Compensation Plan Information.”
(2)	This amount reflects the fair market value of our common stock on the grant date multiplied by the amount shown in the column for the number of shares that have been granted.
(3)	Balazs Wellisch resigned from the Company on August 18, 2025.

24

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

any breach of the director’s duty of loyalty to the corporation or its stockholders;

any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; unlawful payments of dividends or unlawful stock or redemptions;

or any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Insider Trading Policies

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and their respective immediate family members, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, while they are in possession of material nonpublic information (the “Insider Trading Policy”). A copy of the Insider Trading Policy is attached as Exhibit 19.1 to our Form 10-K for the fiscal year ended December 31, 2024 that was filed with the SEC on March 31, 2025.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

25

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no transactions since December 31, 2023 or any currently proposed transaction, in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years . A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Policies and Procedures for Related Party Transactions

We do not have a formal policy regarding approval of transactions with related parties.

Indemnification

Our certificate of incorporation provides that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Delinquent with Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the Company’s knowledge, based solely on a review of reports furnished to it, for the year ended December 31, 2024, all of the Company’s officers, directors and ten percent holders have made the required filings.

Proposals for the 2026 Annual Meeting of Shareholders

Rule 14a-8 Shareholder Proposals: To be considered for inclusion in our proxy statement for the 2026 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the Company must receive notice of such shareholder proposal on or before October 26, 2025. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: Giftify, Inc., 1100 Woodfield Road, Suite 510, Schaumburg, IL 60173, Attention: CFO.

Universal Proxy Rules: In addition to satisfying any requirements under our Bylaws, to comply with the SEC’s universal proxy rules under Rule 14a-19, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 10, 2025.

Appraisal Rights

Shareholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Forward-Looking Statements

Statements in this proxy statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; and potential costs associated with shareholder activism.

26

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors are elected by the shareholders at each annual shareholder meeting.

Our Board of Directors currently consists of five (5) directors: Ketan Thakker, Elliot Bohm, Kevin Harrington, Paul K. Danner and W. Scot Wingo. The Company nominates the five (5) current directors for election to the Board at the Annual Meeting.

Each nominee, if elected at the Annual Meeting, will hold office for a one-year term until our next annual meeting of shareholders or until their successor is elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee should serve on the Board of Directors.

The information set forth under the heading “Information About Our Board of Directors” details the Director Nominees’ business experience and qualifications that led to the nomination by the Nominations and Corporate Governance Committee and approval by the Board of Directors for recommendation of each individual for election.

If, for any reason, any Director Nominee becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Vote Required

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Directors will be elected by a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR”

EACH OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE

27

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is the breakdown of aggregate fees for the last two fiscal years.

Description	December 31, 2024	December 31, 2023
Audit fees	$315,006	$115,270
Audit-related fees	-	-
Tax fees	30,468	-
All other fees	34,295	-
Total	$379,769	$115,270

It is our policy to engage the principal accounting firm to conduct the financial audit for our company and to confirm prior to such engagement, that such principal accounting firm is independent of our company when required by SEC rules and regulations. All services of the principal accounting firm reflected above were approved by the Board of Directors.

- “Audit Fees” are fees paid for professional services for the audit of our financial statements.

- “Audit-Related fees” are fees paid for professional services not included in the first category, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

- “Tax Fees” are fees primarily for tax compliance in connection with filing US income tax returns.

- “All other fees” related to the reviews of Registration Statements on Form S-1

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit- related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

28

All of the services provided above under the caption “Audit-Related Fees” were approved by our Board of Directors or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

For more information surrounding Weinberg & Company’s appointment, please see the section entitled “The Audit Committee.”

Vote Required

Shareholder ratification of the Audit Committee’s appointment of Weinberg & Company as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Board of Directors has elected to submit the appointment of Weinberg & Company to our shareholders for ratification. If a quorum is present, this Proposal 2 will be approved if a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting votes for ratification. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. As a routine matter, there will not be any broker non-votes with respect to this proposal. With respect to this Proposal 2, the Board’s Audit Committee is not bound by either an affirmative or negative vote. The Audit Committee will consider a vote against Weinberg & Company by the shareholders in selecting the Company’s independent registered accounting firm in the future.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR”

RATIFICATION OF THE APPOINTMENT OF

WEINBERG & COMPANY, P.A.

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

29